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                                                                    EXHIBIT 99.1


                                              NEWS RELEASE
                                              FOR IMMEDIATE RELEASE

                                              CONTACT:  MERILYN H. HERBERT
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              (615) 370-1377


                  PROVINCE HEALTHCARE COMPLETES ACQUISITION OF
                         ASHLAND, PENNSYLVANIA HOSPITAL



         Brentwood, TN, August 16, 2001 - Province Healthcare Company (Nasdaq:PRHC) announced that it has completed the acquisition of the 126-bed Ashland Regional Medical Center in Ashland, Pennsylvania.

         The hospital was acquired from Ashland Regional Medical Center, Inc., a non-profit corporation, for approximately $4.0 million and it had revenues of approximately $21.0 million in its last fiscal year.

         Province now has three Letters of Intent (LOI's) outstanding and to date, has acquired two hospitals in 2001.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 16 general acute care hospitals in 11 states with a total of 1,733 licensed beds. The Company also provides management services to 36 primarily non-urban hospitals in 13 states with a total of 2,981 licensed beds.


CONTACT: Merilyn H. Herbert, Province Healthcare Company (PRHC) at (615)370-1377